Exhibit 99.2

Filed pursuant to Rule 424(b)(•)

Registration Statement No. 333-128718

Pricing	Supplement No • Dated •

(To Prospectus dated •, and

Prospectus Supplement dated •)

CUSIP: •

[INSERT LOGO]

GE Life and Annuity Assurance Company

Genworth DirectNotesSM

Issued Through

Genworth Global Funding Trust • (the “Trust”)

The description in this pricing supplement of the particular terms of the Genworth DirectNotesSM offered hereby, and the Funding Agreement (specified below) issued by GE Life and Annuity Assurance Company (“GELAAC”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made. Effective as of January 1, 2006, all references in this Pricing Supplement to “GE Life and Annuity Assurance Company” or “GELAAC” shall be changed to “Genworth Life and Annuity Insurance Company” or “GLAIC”, respectively.

1. The Notes

Principal Amount:	Agent Discount:

Issue Price:	Original Issue Date:

Net Proceeds to the Trust:	Stated Maturity Date:

Interest Payment Dates:

Initial Interest Payment Date:

Regular Record Date: [15 calendar days prior to the Interest Payment Date]

Type of Interest Rate: [ ] Fixed Rate [ ] Floating Rate

Fixed Rate Notes: [ ] Yes [ ] No. If Yes,

Interest Rate:

Floating Rate Notes: [ ] Yes [ ] No. If Yes,

Floating Rate Notes: [ ] Yes [ ] No. If Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes: [ ] Yes [ ] No. If Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Notes: [ ] Yes [ ] No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Floating Rate Commencement Date:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
[ ] CD Rate	[ ] CMT Rate
[ ] Commercial Paper Rate	[ ] LIBOR
[ ] Prime Rate	[ ] Treasury Rate

If LIBOR: [ ] LIBOR Reuters [ ] LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: [ ] Weekly Average [ ] Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation Agent, if any: [JPMorgan Chase Bank, N.A.]

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Notes: [ ] Yes [ ] No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Survivor’s Option:	[ ]Yes [ ] No. If Yes,
Annual Put Limitation:	[ ] $1,000,000 or 1%; or
[ ] $ or %
Individual Put Limitation:	[ ] $250,000; or
[ ] $
Trust Put Limitation:	[ ] 1%; or
$

Redemption Provisions: [ ] Yes [ ] No. If Yes,
Initial Redemption Date:

Redemption:	[ ] In whole only and not in part
[ ] May be in whole or in part

Additional/Other Terms:

Repayment: [ ] Yes [ ] No. If Yes,
Repayment Date(s):
Repayment Price:

Repayment:	[ ] In whole only and not in part
[ ] May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Securities Exchange Listing: [ ] Yes [ ] No. If Yes, Name of Exchange:

Authorized Denominations: $[1,000]

Ratings: The Notes issued under the Program are rated AA- by Standard & Poor’s (“S&P”). GELAAC expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Agent Purchasing Notes as Principal: [ ] Yes [ ] No. If Yes,

Agent	Principal Amount

Total:

Jurisdiction of Organization of the Trust: [Illinois]

Additional/Other Terms, if any:

Special Tax Considerations, if any:

2. The Funding Agreement

Funding Agreement Issuer: GE Life and Annuity Assurance Company

Funding Agreement No.:

Deposit Amount:

Issue Price: •%

Net Deposit Amount:

Effective Date:

Stated Maturity Date:

Interest Payment Dates:

Initial Interest Payment Date:
Type of Interest Rate: [ ] Fixed Rate [ ] Floating Rate

Fixed Rate Funding Agreement: [ ] Yes [ ] No. If Yes,

Interest Rate:

Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,

Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Floating Rate Commencement Date:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:

[ ] CD Rate	[ ] CMT Rate
[ ] Commercial Paper Rate	[ ] LIBOR
[ ] Prime Rate	[ ] Treasury Rate

If LIBOR: [ ] LIBOR Reuters [ ] LIBOR Moneyline Telerate
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052: [ ] Weekly Average [ ] Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation of Interest:

Day Count Convention:

Discount Funding Agreement: [ ] Yes [ ] No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions: [ ] Yes [ ] No. If Yes,
Initial Redemption Date:

Redemption:	[ ] In whole only and not in part
[ ] May be in whole or in part

Additional/Other Terms:

Repayment: [ ] Yes [ ] No. If Yes,
Repayment Date(s):
Repayment Price:

Repayment:	[ ] In whole only and not in part
[ ] May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA- by S&P. GELAAC expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms, if any:

Special Tax Considerations, if any: